Banc of America Securities was the affiliated member of the underwriting syndicate in all these issues.

Fund Series	                           Fund


Columbia Funds Series Trust 1	   COLUMBIA CT TAX-EXEMPT FUND
Columbia Funds Series Trust 1	   COLUMBIA CT TAX-EXEMPT FUND
Columbia Funds Series Trust 1	   COLUMBIA CT TAX-EXEMPT FUND
Columbia Funds Series Trust 1	   COLUMBIA NEW YORK TAX -EXEMPT FUND

Fund Series	                       Security


COLUMBIA CT TAX-EXEMPT FUND	   CT HOUSING FINANCE AUTHORITY 4.875% 11/15/36
COLUMBIA CT TAX-EXEMPT FUND	   CT HOUSING FINANCE AUTHORITY 4.875% 11/15/36
COLUMBIA CT TAX-EXEMPT FUND	   CT HOUSING FINANCE AUTHORITY 4.875% 11/15/36
COLUMBIA NEW YORK TAX -EXEMPT FUND	NY TOBACCO TSASC  INC  5.125%  6/1/42

Fund Series	                     Trade Date	  Quantity	Price


COLUMBIA CT TAX-EXEMPT FUND	      02/09/06	  "375,000"	100.0000
COLUMBIA CT TAX-EXEMPT FUND	      02/09/06	  "375,000"	100.0000
COLUMBIA CT TAX-EXEMPT FUND	      02/09/06	  "750,000"	100.0000
COLUMBIA NEW YORK TAX -EXEMPT FUND    02/03/06	"1,500,000"	96.4040

Fund Series	                       Amount 	 Broker Bought From


COLUMBIA CT TAX-EXEMPT FUND	      "375,000"	  Citi Group
COLUMBIA CT TAX-EXEMPT FUND	      "375,000"	  RBC Dain Rauscher
COLUMBIA CT TAX-EXEMPT FUND	      "750,000"	  Goldman Sachs
COLUMBIA NEW YORK TAX -EXEMPT FUND  "1,446,060"	  Bear Stearns